                                                                   EXHIBIT 10.35


                             BUY.COM TOUR AGREEMENT
                             ----------------------

     THIS AGREEMENT ("Agreement") is made and entered into as of the 25th day of October, 1999 (the "Effective Date") by and between PGA TOUR, INC., a Maryland corporation ("TOUR"), and BUY.COM, INC., a Delaware corporation ("BUY.COM").

BACKGROUND FACTS
----------------

A. TOUR is the organization of certain professional tournament golfers of worldwide stature that, among other things, sanctions and co-sponsors certain professional golf tournaments (the "PGA TOUR," "SENIOR PGA TOUR" and what is currently referred to as the "NIKE TOUR").

B. BUY.COM is recognized in the electronic commerce industry.

C. BUY.COM and TOUR desire for BUY.COM to become the umbrella sponsor of the professional golf circuit currently known as the NIKE TOUR and to have such tour be renamed the BUY.COM TOUR.

D. Pursuant to the umbrella sponsorship of the BUY.COM TOUR, BUY.COM will receive certain promotional rights, corporate hospitality benefits and media exposure, subject to the terms and conditions set forth herein.

RECITAL OF CONSIDERATION
------------------------

   NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TOUR and BUY.COM hereby agree as follows:
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AGREEMENT OF THE PARTIES
------------------------

1. ACCURACY OF RECITALS.
   --------------------

   To the best of the parties' knowledge, the statements set forth above in the section labeled "Background Facts" are true and correct. Neither party is aware of any fact or circumstance that would render such statements misleading.

2. UMBRELLA SPONSORSHIP.
   --------------------

   2.1  Name.  BUY.COM acknowledges the existence of the professional golf
        ----
circuit owned and operated by TOUR which is currently known as the "NIKE TOUR" (the "Professional Circuit"). TOUR and BUY.COM hereby agree that as of the Effective Date, (i) BUY.COM shall become the exclusive umbrella sponsor of the Professional Circuit, (ii) the Professional Circuit shall be renamed the BUY.COM TOUR, and (iii) each individual event which is part of the BUY.COM TOUR (each a "TOUR Event") shall include the BUY.COM name (e.g., BUY.COM Knoxville Open) (such renamed Professional Circuit shall be referred to herein as the "BUY.COM TOUR").

   2.2  Exclusivity.  BUY.COM shall have the exclusive right to have its name
        -----------
included in the title of the BUY.COM TOUR and in the title of each TOUR Event. No other sponsor shall have its name or other identification included in the name of the BUY.COM TOUR or in the name of any individual TOUR Event; provided that, BUY.COM acknowledges and agrees TOUR shall have the right to sell other non-title sponsorships associated with individual or multiple TOUR Events, including, without limitation, presenting sponsorships (e.g., BUY.COM Knoxville Open presented by Buick), so long as no such sponsors are "Competitors" (as such term is defined in Exhibit A attached hereto), or are otherwise harmful to
                   ---------
the image or reputation of BUY.COM.

   2.3  BUY.COM TOUR Operation.  BUY.COM acknowledges and agrees that TOUR
        ----------------------
shall be solely responsible for all aspects of operating the BUY.COM TOUR, including, without limitation, promulgating and enforcing BUY.COM TOUR Tournament Regulations; provided that TOUR will solicit BUY.COM's advice and counsel on all major

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elements of the BUY.COM TOUR, including feedback on issues including, but not limited to, brand positioning, market scheduling, television strategy, and promotion. Within fourteen (14) days of the Effective Date, a task force from each party shall be created to oversee the initial transition and branding of the BUY.COM TOUR. Thereafter during the "Term" (as defined herein), this task force will meet on a quarterly basis to address various issues associated with the BUY.COM TOUR. TOUR agrees to explore with BUY.COM the possibility of BUY.COM selling newly created or existing but unsold sponsorship positions at TOUR Events so long as any such arrangement results in a net increase in revenue for the applicable TOUR Event.

   2.4  Events and Markets.
        ------------------

        2.4.1 Number of Events. In 1999, the Professional Circuit consisted of the thirty (30) annual events listed on Exhibit B. During the Term, the parties
                                        ---------
agree to maintain the BUY.COM TOUR at a quality and number of events that is in all respects comparable to or better than the 1999 Professional Circuit. TOUR shall have the right to add new TOUR Events and extend the number of TOUR Events on the BUY.COM TOUR beyond the current annual schedule of thirty (30), provided such additional TOUR Events are of comparable or better quality to the events on the 1999 Professional Circuit. References herein to the BUY.COM TOUR shall include the thirty (30) TOUR Events on Exhibit B, any successors of such TOUR
                                       ---------
Events, and any new TOUR Events added to the BUY.COM TOUR. TOUR and
BUY.COM shall also analyze the possibility of establishing a number of "marquee" events on the BUY.COM TOUR (similar to THE PLAYERS CHAMPIONSHIP on the PGA
TOUR). If in any year during the Term the number of TOUR events changes, the parties agree to follow the procedures set forth on Exhibit C.
                                                    ---------

        2.4.2  Markets.  The parties hereto acknowledge and agree that TOUR
               -------
Events will take place in a wide variety of markets, generally characterized as "mid-sized," where there is typically not a PGA TOUR or SENIOR PGA TOUR tournament presence. TOUR will solicit information regarding, and consider BUY.COM's objectives and desires with respect to, the markets in which the TOUR Events are placed. Prior to the scheduling of all new TOUR Events, or the relocation of an existing TOUR Event, TOUR will discuss with BUY.COM all

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market options and use commercially reasonable efforts to accommodate BUY.COM's requests. The parties agree that they will focus their respective efforts towards adding new TOUR Events of a caliber and quality that are comparable to, or better than, TOUR Events played on the Professional Circuit in 1999. Additionally, TOUR shall seek to increase the number of TOUR Events conducted at Tournament Players Clubs.

             2.4.3  International Market Expansion.  In the event TOUR desires
                    ------------------------------
to expand the BUY.COM TOUR to include TOUR Events outside the United States, TOUR will so notify BUY.COM in writing pursuant to the procedures set forth in Exhibit D.
---------

             2.4.4  Purse.  TOUR agrees that during the Term, the purse levels
                    -----
for TOUR Events will be as set forth on Exhibit E.
                                        ---------

        2.5  PGA TOUR Access. TOUR agrees that it will not decrease the number
             ---------------
of opportunities for players on the BUY.COM TOUR to earn the right to play on the PGA TOUR from the number of opportunities that existed on the 1999 Professional Circuit.

   3.   BUY.COM TOUR MARK.
        -----------------

        3.1  Creation of BUY.COM TOUR Logo.  TOUR and BUY.COM agree that the
             -----------------------------
logo attached hereto as Exhibit F shall be the official logo of the BUY.COM TOUR
                        --------
(the "BUY.COM TOUR Logo"). The BUY.COM TOUR Logo together with the word mark BUY.COM TOUR shall be collectively referred to herein as the "BUY.COM TOUR Mark". Neither party shall take any action to register the BUY.COM TOUR Mark without the prior written approval of the other party.

        3.2  Use of BUY.COM TOUR MARK by TOUR.  During the Term and subject to
             --------------------------------
Sections 8 and 9, TOUR shall have the right to use, and shall use, the BUY.COM TOUR MARK and/or BUY.COM TOUR name in connection with all activities associated with the BUY.COM TOUR, including, but not limited to, marketing and media materials. The parties acknowledge and agree that TOUR shall have the sole and exclusive right to manufacture,

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distribute and sell BUY.COM TOUR merchandise and to allow other third parties to accomplish these tasks (the "Merchandise"), and TOUR shall be entitled to retain all revenue associated therewith; provided that (i) BUY.COM shall have the sole and exclusive right to conduct all e-commerce sales or distribution of the Merchandise, and to retain all revenues associated therewith, and (ii) TOUR shall consider from time to time requests from BUY.COM to source Merchandise through third party vendors, if such vendors can produce Merchandise of equal quality at a lower price. In addition, TOUR shall make the Merchandise available to BUY.COM, at prices equal to TOUR's cost for such merchandise, for electronic distribution by BUY.COM. TOUR agrees that BUY.COM shall have a limited right to sell Merchandise other than through on-line sales, subject to TOUR approval.
TOUR agrees that all uses of BUY.COM TOUR Mark outside the promotion and sponsorship by BUY.COM TOUR or other than as expressly provided in this Agreement shall be subject to BUY.COM's prior written approval.

        3.3  Rebranding Program.  TOUR shall implement a rebranding campaign,
             ------------------
regarding the BUY.COM TOUR and the BUY.COM TOUR MARK, the specifics of which are attached hereto as Exhibit G. As part of this rebranding effort, TOUR shall
                   ---------
create a new television institutional advertisement regarding the new BUY.COM TOUR to be broadcast in a variety of TOUR television vehicles at TOUR's expense. The schedule for television and other media spots for the first quarter of 2000 is also set forth on Exhibit G. Additionally, TOUR shall work closely with its
                     ---------
broadcast rights holders to ensure continued and correct usage of in-program graphics, announcer mentions, leaderboard signage, and on-course signage related to BUY.COM TOUR Events, players, and alumni, at TOUR's expense.

        3.4  Quality of Operation.  The parties acknowledge the goodwill which
             --------------------
TOUR and BUY.COM will develop in connection with the BUY.COM TOUR MARK. Accordingly, the parties agree that each will not knowingly nor intentionally take any actions which could adversely affect such goodwill as developed by TOUR and BUY.COM.

        3.5  Quality Control.  All promotional or advertising material
             ---------------
containing the BUY.COM TOUR MARK shall be of a high quality that does not derogate from or adversely affect the BUY.COM TOUR MARK or the goodwill and reputation associated therewith.

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        3.6  Termination.  The parties acknowledge and agree that upon the
             -----------
expiration or the earlier termination of this Agreement for any reason, neither party shall use the BUY.COM TOUR MARK in any manner (except by TOUR for historical references to statistics, events, etc.).

   4.   MEDIA EXPOSURE.
        --------------

        4.1  BUY.COM TOUR Event Telecasts.  BUY.COM acknowledges that under
             ----------------------------
TOUR's current television agreements, which are in effect through the year 2002, The Golf Channel has the exclusive rights to all TOUR Events, with a minimum obligation to provide broadcast coverage of ten (10) TOUR Events annually, with the season-ending BUY.COM TOUR Championship carried on The Golf Channel and Fox Sports Net. The parties acknowledge that television coverage for the BUY.COM TOUR after 2002 will be subject to new broadcast television agreements, which will be negotiated by TOUR in 2001; provided that TOUR shall consult with BUY.COM regarding ongoing negotiations and discussions for such television coverage. TOUR will use its commercially reasonable best efforts in these negotiations to maintain comparable, if not gain increased coverage of, the TOUR Events. BUY.COM shall have the option to purchase advertising units within the BUY.COM TOUR Event telecasts subject to the mutual agreement of BUY.COM and the applicable broadcaster.

        4.2  Updates in PGA TOUR and SENIOR PGA TOUR Telecasts.  BUY.COM
             -------------------------------------------------
acknowledges that TOUR's current PGA TOUR television contracts and practice are in effect through 2002 and SENIOR PGA TOUR television contracts and practice are in effect through 2000. These existing television contracts provide for the BUY.COM TOUR to receive event updates and upcoming event promotions in the television coverage during most every PGA TOUR and SENIOR PGA TOUR event throughout the year as set forth on Exhibit H.
                                    ---------

        4.3  International Television.  The television broadcasts that provide
             ------------------------
BUY.COM TOUR exposure through updates and promotions within PGA TOUR and SENIOR PGA TOUR telecasts referenced in Section 4.2 above will continue to be distributed

                                     Page 6
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internationally via TOUR's international television agreements. During the Term,
TOUR will ensure that this international exposure will continue for the term of those agreements and any extensions, renewals or successor agreements. In addition, TOUR will provide for such continued international exposure during the Term by entering into new contracts, extensions or renewals of such international television agreements.

        4.4  PGA TOUR.COM Exposure.  TOUR shall ensure that the BUY.COM TOUR
             ---------------------
MARK will receive prominent, above-the-fold exposure on the PGATOUR.com web site (and any successor web site) (the "TOUR Site") during the Term, including, without limitation, BUY.COM TOUR MARK utilization on the home page of the TOUR Site; BUY.COM TOUR MARK utilization on all BUY.COM TOUR player biography, statistics and tournament pages; BUY.COM TOUR MARK utilization on the BUY.COM TOUR's live scoring pages; and BUY.COM TOUR MARK or name utilization in substantial BUY.COM TOUR editorial features and/or promotions undertaken on the TOUR Site. The BUY.COM TOUR MARK will be a hot link to the home page of the BUY.COM TOUR section of the TOUR Site and TOUR and BUY.COM will establish a mutually acceptable reciprocal, above the fold link between such page and BUY.COM's web site.

        4.5  TOUR Media.  TOUR agrees that the BUY.COM TOUR will be featured
             ----------
prominently in all TOUR owned and/or controlled media that may exist at any time during the Term, which currently includes the "Inside the PGA TOUR" and "Inside the SENIOR PGA TOUR" television shows, "PGA TOUR Partners Magazine," the annual TOUR Magazine insert in "Golf Magazine," and TOUR Media Guides and applicable press releases. During the Term in any TOUR media where there is currently a feature referring to NIKE TOUR, that feature will reference the BUY.COM TOUR, including, without limitation, all of the "Inside the PGA TOUR" and "Inside the SENIOR PGA TOUR" television shows which currently feature NIKE TOUR recaps and/or promotions, shall continue as BUY.COM TOUR recaps and/or promotions during the Term.

        4.6  Earned Media.  The BUY.COM TOUR will receive significant national
             ------------
and local media exposure through both television and print media during the course of the

                                     Page 7
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BUY.COM TOUR's editorial and news coverage by third parties. TOUR will develop a transitional rebranding campaign to be launched no later than January 1, 2000 for the media to editorially ingrain BUY.COM's position as the new umbrella title sponsor.

        4.7  Media Value.   As set forth in this Section 4, certain facets of
             -----------
future BUY.COM TOUR media exposure are subject to future negotiations between TOUR and third parties. The parties acknowledge and agree that the maintenance and expansion of such media exposure is in their mutual best interests. TOUR shall use its commercially reasonable best efforts to obtain comparable or superior media value for the BUY.COM TOUR. In the event TOUR is unable to provide comparable media value, TOUR will provide additional, comparable exposure or value from its other media inventory. In the event TOUR is unable to provide such additional value, TOUR shall provide an appropriate reduction in the "Sponsorship Fee" (as defined herein), which shall be mutually agreed upon by the parties.

   5.   ON-SITE EXPOSURE.
        ----------------

        5.1  BUY.COM TOUR Tournament Elements.  TOUR will place the BUY.COM TOUR
             --------------------------------
MARK prominently on all publications, merchandise, advertising and other marketing elements associated with each individual TOUR Event, and TOUR will place the BUY.COM TOUR MARK on the electronic scoreboards, tournament signage, tickets, publications, pairing sheets, caddie vests, hole flags and volunteer uniforms for each TOUR Event. TOUR will use commercially reasonable best efforts to use the BUY.COM TOUR MARK on concessions cups and the like.

        5.2  Additional On-Site Opportunities.  At BUY.COM's election and
             --------------------------------
expense, BUY.COM shall have the right to showcase its products and services at individual TOUR Event venues (including, without limitation, the opportunity to present a BUY.COM TOUR on-line store via kiosks to tournament fans, on-site coupon distribution, product sampling, etc. ). BUY.COM will choose the size and location of such display areas (minimum size of 10' x 10'), subject to TOUR's approval which shall not be unreasonably withheld.

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   6.   ADDITIONAL PROMOTIONAL VALUE FOR BUY.COM.
        ----------------------------------------

        6.1  Tickets.  Each year during the Term, BUY.COM will receive two
             -------
hundred (200) grounds credentials for each TOUR Event at no cost to BUY.COM. In addition, each year during the Term, BUY.COM will receive, at no cost to BUY.COM, an aggregate of two hundred (200) tournament credentials (each such credential providing access to a tournament for one (1) week) for use at PGA TOUR Events and SENIOR PGA TOUR Events. No more than one hundred twenty (120) such credentials may be used on any one (1) TOUR, and no more than ten (10) tickets may be used at any one (1) event. Additional credentials will be provided through TOUR at the price paid by TOUR for such credentials.

        6.2  Pro-Am Spots.  Each year during the Term, BUY.COM will receive, at
             ------------
no cost, twelve (12) Pro-Am spots in the Official Wednesday Pro-Am of each TOUR Event. BUY.COM may use its Pro-Am spots for any amateur player of reasonable capability, at the discretion of BUY.COM. In addition, each year during the Term, BUY.COM will receive an aggregate of four (4) Pro-Am spots on each of the PGA TOUR and SENIOR PGA TOUR. Selection of such Pro-Am spots will be determined by TOUR, after consultation with BUY.COM, provided that TOUR shall provide such Pro-Am spots in at least two different events on each of the PGA TOUR and SENIOR PGA TOUR. BUY.COM may purchase additional Pro-Am spots, subject to availability, at the price paid by TOUR for such additional Pro-Am spots.

        6.3  TPC Club Membership.  At no cost to BUY.COM, BUY.COM will receive
             -------------------
one (1) corporate membership to the Tournament Players Club network providing two (2) designees at any one (1) time who will be entitled to full membership privileges at the Tournament Players Club at Sawgrass. Such membership privileges shall permit the designees to play golf at the Tournament Players Club at Sawgrass without the payment of initiation fees, annual membership fees or greens fees and also allow the use of locker room facilities. The designees may also bring or send guests to other Tournament Players Club facilities worldwide, subject to the Bylaws of the Tournament Players Club at Sawgrass and each other Tournament Players Club. Such corporate membership shall automatically terminate and be deemed revoked

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as of the expiration or earlier termination of the Term. BUY.COM shall have the right to change the designees upon thirty (30) days written notice to TOUR.

        6.4  Client Functions.  Each year during the Term, TOUR shall invite
             ----------------
        certain BUY.COM executives, at the discretion of TOUR, to TOUR's annual client functions, so long as such functions remain in existence. The location and activities of the client functions may change each year, but provide an opportunity for networking with other TOUR sponsors.

        6.5  BUY.COM Hospitality.  Each year during the Term, TOUR shall provide
             -------------------
BUY.COM, at no cost, with an 18th hole hospitality tent or skybox (generally for groups of fifty (50) including Clubhouse credentials with VIP access (or similar hospitality)) at each BUY.COM TOUR Event. The specifics of each package is to be determined by TOUR. Food and beverage for such hospitality area shall be at BUY.COM's expense. BUY.COM may, from time to time, and subject to TOUR approval, transfer or resell its hospitality inventory, BUY.COM pro-am spots and/or TOUR Event tickets to third parties, so long as such sales or transfers do not adversely affect the applicable TOUR Event's sales of similar items.

        6.6  World Golf Championships Hospitality.  Each year during the Term,
             ------------------------------------
and at no cost to BUY.COM, TOUR shall provide BUY.COM an Embassy Row Hospitality Tent (inclusive of food, beverages and forty (40) admission passes for each of the following three (3) days (Wednesday, Friday and Sunday)) at the World Golf Championships Andersen Consulting Match Play Championship in Carlsbad, California, for so long as that event shall continue to be played in Carlsbad during the Term. If the tournament is not played in Carlsbad, California, TOUR will provide comparable hospitality at a mutually acceptable alternative PGA TOUR event.

   7.  CONSUMER PROMOTIONAL PROGRAMS.  BUY.COM shall have the right to conduct
       -----------------------------
consumer promotions around a BUY.COM TOUR theme, including print, radio, television and Internet advertising. These promotions may include hospitality or ticket giveaways, sweepstakes opportunities, etc. (all in accordance with existing TOUR policies that have been previously provided to BUY.COM and all applicable laws). All such promotions are

                                    Page 10
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subject to TOUR's prior approval, such approval not to be unreasonably withheld.
BUY.COM shall also have the right to use the designation "Official Online Superstore of the PGA TOUR", or such other designation that is mutually agreed upon by TOUR and BUY.COM (the "Designation") solely in conjunction with the BUY.COM brand. Use of the Designation shall be subject to a separate mutually acceptable license agreement.

   8.  USE OF BUY.COM MARKS.
       --------------------

        8.1 License. For the Term of this Agreement, BUY.COM hereby grants to TOUR a fully-paid, nonexclusive, nontransferable, nonsublicensable, royalty-free, worldwide license to use the trademarks of BUY.COM attached hereto as
Exhibit I, for which BUY.COM is the sole owner (the "BUY.COM MARKS") alone and
---------
as part of the BUY.COM TOUR MARK and solely in accordance with this Agreement.

        8.2 Proprietary Markings. TOUR hereby agrees to ensure that all trademark and other proprietary notices of BUY.COM affixed to or displayed on the BUY.COM MARKS will not be removed, obscured or modified; except that, with respect to the BUY.COM TOUR Mark only, such proprietary notices shall only be included adjacent to the exterior of the BUY.COM TOUR MARK.

        8.3 BUY.COM Trademarks. TOUR acknowledges that BUY.COM is the owner of all right, title and interest in and to the BUY.COM MARKS, together with any new or revised names, designs or designations that BUY.COM may adopt during the Term, and TOUR agrees not to use the BUY.COM MARKS in any manner whatsoever except as expressly provided in this Agreement. In addition, BUY.COM shall provide TOUR with the specifications, style and other requirements for the use of the BUY.COM MARKS (the "Specifications"), attached hereto as Exhibit I. TOUR
                                                                ---------
shall abide by the Specifications when using the BUY.COM MARKS. TOUR shall execute any documents reasonably requested by BUY.COM to assist BUY.COM in the prosecution, maintenance, protection or defense of the BUY.COM MARKS.

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        8.4 Use Guidelines. Subject to the foregoing, BUY COM acknowledges and agrees that TOUR shall not be required to obtain approval from BUY.COM for any day to day uses by TOUR of the BUY.COM TOUR MARK (provided they are used in accordance with this Agreement and the terms and conditions of Section 9 herein). Any other use of the BUY.COM MARKS is subject to the following: (a) they must be used solely in accordance with the Specifications, and (b) such use shall be subject to prior written approval of BUY.COM, in accordance with the procedures set forth below in this paragraph. In addition, in advance of any dissemination or use by TOUR of any: (i) art work involving the BUY.COM MARKS; or (ii) advertising or promotional material or literature bearing the BUY.COM MARKS, TOUR, at its own expense, shall submit one (1) sample of each such art work, advertising or promotional material or literature to BUY.COM, at the address specified by BUY.COM in accordance with this Agreement, for its prior approval. BUY.COM shall have ten (10) business days after receipt of any such sample during which to approve or disapprove the proposed use or design. If BUY.COM does not notify TOUR of its disapproval of any such proposed use or design on or before the conclusion of such ten (10) business day period, BUY.COM shall be deemed to have approved such proposed use or design. BUY.COM shall not unreasonably withhold approval. If any such proposed usage is disapproved by BUY.COM, along with its notice of disapproval, BUY.COM shall supply TOUR with written notice of the specific reasons for such disapproval, but in any event BUY.COM's decision shall be final and TOUR shall abide by any such disapproval of BUY.COM. TOUR shall have the right to resubmit modified materials.

        8.5 Quality of Operation. TOUR acknowledges the goodwill which BUY.COM
            --------------------
has developed in connection with the BUY.COM MARKS. Accordingly, TOUR agrees that it will not knowingly and intentionally take any actions which could adversely affect such goodwill as developed by BUY.COM.

        8.6 Reservation of Rights. All right, title and interest to the BUY.COM
            ---------------------
MARKS, and other intellectual property and proprietary rights associated therewith other than those specifically granted herein, shall at all times remain that of BUY.COM for its own exclusive use and benefit, and all use of the BUY.COM name and BUY.COM MARKS shall inure solely to the benefit of BUY.COM. TOUR understands and agrees that upon the expiration

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or the earlier termination of this Agreement for any reason, all of its rights and interests granted herein in the BUY.COM MARKS and any other intellectual property of BUY.COM shall cease, and all such rights and interests shall revert to BUY.COM.

        8.7 Quality Control. All promotional or advertising material containing
            ---------------
the BUY.COM MARKS shall be of a high quality that does not derogate from or adversely affect the BUY.COM MARKS or the goodwill and reputation associated therewith.

        8.8 No Prejudice of Trademarks. TOUR agrees that it will not use at any
            --------------------------
time during the Term any other trademark, brand name, trade name, symbol, design or the like that BUY.COM reasonably believes is similar to or possibly may be confused with the BUY.COM MARKS. TOUR will not intentionally take any action that will harm or prejudice the BUY.COM MARKS or BUY.COM's rights therein in any way. TOUR agrees not to apply for registration anywhere in the world of any trademarks of BUY.COM, including the BUY.COM MARKS or any mark confusingly similar thereto, and TOUR also agrees not to use or contest, during or after the term of this Agreement, the BUY.COM Marks or any other trademark or logo adopted by BUY.COM, so long as such logos are not confusingly similar to any marks used by TOUR.

        8.9 Change of BUY.COM MARKS. In the event BUY.COM desires to change the
            -----------------------
BUY.COM MARKS, BUY.COM shall notify TOUR of the change (the "Change Notice"). TOUR shall implement the change within the BUY.COM TOUR MARK and all of its uses where possible within twelve (12) months of TOUR's receipt of the Change Notice. BUY.COM shall reimburse TOUR for fifty percent (50%) of the actual costs of implementing such change.

   9.   USE OF BUY.COM TOUR MARK.  BUY.COM agrees that all uses of the BUY.COM
        ------------------------
TOUR MARK by BUY.COM shall be subject to the prior approval of TOUR, except that specific uses, as well as categories or types of uses, that are approved once will not require separate approval in each instance, and internal BUY.COM uses shall not require approval. In advance of any dissemination or use by BUY.COM of any: (i) art work involving

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the BUY.COM TOUR MARK; or (ii) advertising or promotional material or literature bearing the BUY.COM TOUR MARK, BUY.COM, at its own expense, shall submit one (1) sample of each such art work, advertising or promotional material or literature to TOUR at the address specified by TOUR in accordance with this Agreement. TOUR shall have ten (10) business days after receipt of any such sample during which to approve or disapprove the proposed use or design. If TOUR does not notify BUY.COM of its disapproval of any such proposed use or design on or before the conclusion of such ten (10) business day period, TOUR shall be deemed to have approved such proposed use or design. TOUR shall not unreasonably withhold approval. If any such proposed usage is disapproved by TOUR, along with its notice of disapproval, TOUR shall supply BUY.COM with written notice of the specific reasons for such disapproval, but in any event, TOUR's decision shall be final and BUY.COM shall abide by any such disapproval of TOUR. BUY.COM shall have the right to resubmit modified materials.

        9.1 Quality of Operation. The parties acknowledge the goodwill which
            --------------------

TOUR and BUY.COM will develop in connection with the BUY.COM TOUR MARK. Accordingly, the parties agree that each will not knowingly and intentionally take any actions with could adversely affect such goodwill as developed by TOUR and BUY.COM.

        9.2 Reservation of Rights. The parties understand and agree that upon
            ---------------------
the expiration or the earlier termination of this Agreement for any reason, all of the rights and interests granted herein in the BUY.COM TOUR MARK shall cease, and neither party shall have any rights to or use in any manner the BUY.COM TOUR MARK.

        9.3 Quality Control. All promotional or advertising material containing
            ---------------
the BUY.COM TOUR MARK shall be of a high quality that does not derogate from or adversely affect the BUY.COM TOUR MARK or the goodwill and reputation associated therewith.

        9.4 No Prejudice of Trademarks. BUY.COM agrees that, after prior written
            --------------------------
notice from TOUR, it will not use at any time during the Term any other trademark, brand name, trade name, symbol, design or the like that TOUR reasonably believes is similar to or possibly may be confused with the BUY.COM TOUR MARK, excluding the "BUY.COM" portion thereof. BUY.COM will not intentionally take any action that will harm or prejudice the BUY.COM TOUR MARK or either party's rights therein in any way.

   10.  TERM.
        ----

        10.1 The term of this Agreement shall commence as of the date of this Agreement, and terminate on December 31, 2004, unless sooner terminated or extended in accordance with this Section 10 (the "Term"); provided, however, the parties acknowledge and agree that the renaming of the BUY.COM TOUR and the operational aspects of this Agreement shall not begin until January 1, 2000.

        10.2 This Agreement will automatically terminate upon the occurrence of any one (1) of the following events:

             (a) Upon the occurrence of certain events in accordance with
Section 11;

             (b) Upon an Event of Default as described in Section 13 hereof; or

             (c) Upon the termination or expiration of that certain E-Commerce Agreement by and between TOUR and BUY.COM of even date herewith (the "E-Commerce Agreement").

        10.3 Either party may terminate this Agreement immediately upon written notice to the other party in the event that such other party is finally adjudicated by a court of competent jurisdiction to have committed any act or done anything which shall be an offense involving moral turpitude under federal, state or local laws.

        10.4 Effect of Termination. In the event of termination of this
             ---------------------
Agreement by BUY.COM or TOUR, TOUR may only retain cash and common stock that in the aggregate is equal to the Sponsorship Fees for the period that has expired from January 1, 2000 until the effective date of termination (with part years pro-rated). For purposes of this
Section 10.4, the market value of the common stock shall be determined as follows:

             (a) If traded on a national securities exchange or through the NASDAQ National Market, the value shall be deemed to be the average of the last reported sale or closing prices of the securities on such exchange or market over the last ten (10) trading days immediately prior to the effective date of termination);

             (b) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by Williamette Valuation (if separately engaged for this purpose) or such other independent auditor as the parties may mutually agree.

     Notwithstanding the foregoing, in the event of any termination by TOUR pursuant to Section 11, the provisions of Section 11 shall control and this
Section 10 shall have no effect. Any repurchase of BUY.COM stock by BUY.COM shall be in accordance with the terms of that certain Common Stock Issuance
Agreement between the parties of equal date herewith (the "Stock Issuance Agreement").

     11. SPONSORSHIP FEE.
         ----------------

         Subject to the terms and conditions of this Agreement, the parties agree that the total Sponsorship Fee due for the five year Term shall be funded by BUY.COM's issuance of 1,800,000 shares of BUY.COM Common Stock, payment of $8.5 million upon completion of BUY.COM's initial public offering and securing a $17 million letter of credit, all of which shall be subject to the terms and conditions set forth on Exhibit J (the "Sponsorship Fee"). BUY.COM acknowledges
                        ---------
that TOUR's internal annual allocations of such funds are as set forth in Exhibit K.
---------

     12. REPRESENTATIONS AND WARRANTIES.
         ------------------------------

        12.1 By BUY.COM.  As a material inducement for TOUR to enter into this
             ----------
Agreement, BUY.COM represents and warrants to TOUR (and unless otherwise specified, such representations and warranties are true as of the date hereof and will continue to be effective at all times, as if continuously reiterated through the Term) that:

             (a) BUY.COM is a corporation, duly organized and in good standing under the laws of the State of Delaware. BUY.COM has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by it pursuant to this Agreement, and to perform all obligations arising under this Agreement and under such other agreements. This Agreement constitutes the legal, valid and binding obligation of BUY.COM, enforceable in accordance with its terms, covenants and conditions against BUY.COM; and

             (b) This Agreement does not contravene any provision of the corporate powers of BUY.COM, any judgment, order, decree, writ or injunction, or any provision of any applicable law or regulation, and the delivery of this Agreement will not result in a breach of, constitute a default under, or require consent pursuant to any credit agreement, lease, indenture, mortgage, deed of trust, purchase agreement, guaranty or other instrument to which BUY.COM is a party or by which BUY.COM or its assets are bound or affected.

        12.2  By TOUR.  As a material inducement for BUY.COM to enter into this
              -------
Agreement, TOUR represents and warrants to BUY.COM (and unless otherwise specified, such representations and warranties are true as of the date hereof and will continue to be effective at all times, as if continuously reiterated through the Term) that:

             (a) TOUR is a corporation, duly organized and in good standing under the laws of the State of Maryland. TOUR has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by it pursuant to this Agreement, and to perform all obligations arising under this Agreement and under such other agreements. This Agreement constitutes the legal, valid and binding obligation of TOUR, enforceable in accordance with its terms, covenants and conditions against TOUR; and

             (b) This Agreement does not contravene any provision of the corporate powers of TOUR, any judgment, order, decree, writ or injunction, or any provision of any applicable law or regulation, and the delivery of this Agreement will not result in a breach of, constitute a default under, or require consent pursuant to any credit agreement, lease, indenture, mortgage, deed of trust, purchase agreement, guaranty or other instrument to which TOUR is a party or by which TOUR or its assets are bound or affected.

   13.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES.  The occurrence of any one
        --------------------------------------
(1) or more of the following events prior to the expiration of the Term hereof shall constitute an "Event of Default" hereunder:

        13.1 Default by either party in the performance or observance of any of the material terms, agreements, covenants or conditions of this Agreement (other than payment terms which are addressed in Section 11 above), which default continues uncured for thirty (30) days after written notice thereof;

        13.2 The application by either party hereto (or its corporate parent) for, or consent to, the appointment of a receiver, trustee, liquidator or custodian (or similar official) of it or of all or a substantial part of its assets, or if either party (or its corporate parent) shall: (i) make a general assignment for the benefit of creditors; (ii) be adjudicated a bankrupt or insolvent; (iii) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or any arrangement with creditors or to take advantage of any insolvency law; (iv) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (v) if any corporate action shall be taken by it for the purpose of effecting any of the foregoing; or if an order, judgment or decree shall be entered by any court or tribunal of competent jurisdiction approving a petition seeking reorganization or appointing a receiver, trustee, liquidator or custodian (or other similar official) of either party hereto (or its corporate parent) or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) consecutive days;

        13.3 Any representation or warranty contained in this Agreement shall be false or misleading in any material respect and remains uncorrected for thirty (30) days after written notice thereof; or

        13.4 The occurrence of a material breach under the E-Commerce Letter Agreement with a material breach by BUY.COM thereunder shall be deemed an Event of Default by BUY.COM hereunder, and a material breach by TOUR thereunder shall be deemed an Event of Default by TOUR hereunder.

   14.  PGA TOUR PLAYERS.  BUY.COM acknowledges that TOUR does not have the
        ----------------
right to use the name, signature, photograph or likeness of any PGA TOUR, SENIOR PGA TOUR or BUY.COM TOUR player in connection with a commercial product or service, including, without limitation, any product or service marketed by BUY.COM, unless so authorized by the player. BUY.COM agrees that it will not exercise the rights granted in this Agreement in any manner that constitutes an endorsement of any commercial product or service by any PGA TOUR, SENIOR PGA TOUR or BUY.COM TOUR player without having obtained proper advance written authorization from such player. BUY.COM acknowledges that it shall be its obligation to obtain any such written authorization.

   15.  INDEMNIFICATION.
        ---------------

        15.1 BUY.COM covenants and agrees to indemnify and hold TOUR, and its officers, directors, employees, agents and affiliated entities and their respective officers, directors and employees (the "TOUR Indemnitees") harmless from and against any and all losses, claims, damages, expenses, judgments, awards, petitions, demands or liabilities (including, without limitation, reasonable counsel and expert witness fees whether incurred in preparation for trial, at trial, on appeal or in bankruptcy proceedings), joint or several, to which any of the TOUR Indemnitees may become subject on account of any breach or alleged breach or failure of any agreements, obligations, representations or warranties of BUY.COM under this Agreement or any other act, omission or representation by BUY.COM; provided that TOUR will notify BUY.COM promptly in writing upon receipt of notice of any such claim and will tender to BUY.COM the opportunity to defend and/or settle such claim at BUY.COM's expense and will reasonably assist and cooperate with BUY.COM in defending and/or settling such claim (so long as such settlement or culpability on the part of BUY.COM includes
(x) a general release of BUY.COM from all liability in connection therewith and
(y) does not contain any admission of wrongdoing or culpability on the party of BUY.COM). TOUR shall not agree to the settlement of any such claim, action or proceeding without the prior written consent of BUY.COM, which shall not be unreasonably withheld.

        15.2 TOUR covenants and agrees to indemnify and hold BUY.COM, and its officers, directors, employees, agents and affiliated entities and their respective officers, directors and employees (the "BUY.COM Indemnitees") harmless from and against any and all losses, claims, damages, expenses, judgments, awards, petitions, demands or liabilities (including, without limitation, reasonable counsel and expert witness fees whether incurred in preparation for trial, at trial, on appeal or in bankruptcy proceedings), joint or several, to which any of the BUY.COM Indemnitees may become subject on account of any breach or alleged breach or failure of any agreements, obligations, representations or warranties of TOUR under this Agreement or any other act, omission or representation by TOUR; provided that BUY.COM will notify TOUR promptly in writing upon receipt of notice of any such claim and will tender to TOUR the opportunity to defend and/or settle such claim at TOUR's expense and will reasonably assist and cooperate with TOUR in defending and/or settling such claim (so long as such settlement or culpability on the party of TOUR includes (x) a general release of TOUR from all liability in connection therewith and (y) does not contain any admission of wrongdoing or culpability on the part of TOUR). BUY.COM shall not agree to the settlement of any such claim, action or proceeding without the prior written consent of TOUR, which shall not be unreasonably withheld.

   16.  CONFIDENTIALITY.  Except to the extent otherwise required by
        ---------------
applicable law, neither TOUR nor BUY.COM shall make any public disclosure of any of the financial terms contained in this Agreement without the prior written consent of the other party in each instance; provided, however, that either party may, after providing advance written notice to the other party, disclose the terms of this Agreement and/or the transactions contemplated hereby in any filing made pursuant to the Securities Act of 1933 ( the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), to the extent that such party, after consultation with outside legal counsel, determines that such disclosure is required under the Securities Act or Exchange Act, as applicable.

   17.  NO AGENCY OR JOINT VENTURE.   This Agreement shall not be construed as
        --------------------------
in any way establishing a partnership, joint venture, express or implied agency, employer-employee or special fiduciary relationship between the parties hereto.

   18.  NOTICES.
        -------

        18.1 All notices, consents, requests and other communications hereunder shall be in writing and shall be sent by hand delivery, by certified or registered mail (return receipt requested), or by a recognized national overnight courier service as set forth below:

             If to BUY.COM:  BUY.COM, INC.
                             85 Enterprise
                             Aliso Viejo, California  92656
                             Attn:  Greg Hawkins
                             Copy:  General Counsel

             If to TOUR:    PGA TOUR, Inc.
                            112 PGA TOUR Boulevard
                            Ponte Vedra Beach, Florida  32082
                            Attn:  Commissioner

        18.2  Notices delivered pursuant to Section 18.1 shall be deemed given:
(i) at the time delivered, if personally delivered; (ii) at the time received, if mailed; and (iii) one (1) business day after timely delivery to the courier, if by overnight courier service.

        18.3 Any party hereto may change the address to which notice is to be sent by written notice the other party in accordance with this Section 18.

   19.  MISCELLANEOUS.
        -------------

        19.1 This Agreement including all Exhibits hereto (all of which are incorporated herein by this reference), contains the entire agreement and understanding concerning the subject matter hereof between the parties hereto.

        19.2 No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon either party unless confirmed in writing. No waiver by either party hereto of any term or provision of this Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement may not be modified or amended except by a writing executed by both parties hereto.

        19.3 If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

        19.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        19.5 Neither party hereto may assign this Agreement, in whole or in part, without the prior written consent of the other party, and any attempted assignment not in accordance herewith shall be null and void and of no force or effort, provided that, either party may assign this Agreement to another subsidiary or affiliate as part of a corporate reorganization or restructure, so long as no third party owns a part of or otherwise controls such subsidiary or affiliate.

        19.6 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

        19.7 Upon the reasonable request of the other party hereto, each party agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement.

        19.8 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

    IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date and year first above written.

                                    PGA TOUR, INC.


                                    By:
                                        W. William Calfee
                                        Executive Vice President

                                     BUY.COM, INC.


                                     By:
                                         Greg Hawkins
                                         Chairman and Chief Executive Officer